                                                                     EXHIBIT 4.2
                                                                     -----------



                                                                  EXECUTION COPY


                           ON TECHNOLOGY CORPORATION

              STOCK RESTRICTION AND REGISTRATION RIGHTS AGREEMENT
              ---------------------------------------------------

          THIS STOCK RESTRICTION AND REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of the 28th day of January, 1997 by and among ON TECHNOLOGY CORPORATION, a Delaware corporation (the "Company"), and each of Eugen Heiter, Iska Heiter, Hans-Till Freiherr von Ruxleben, Liliane Freifrau von Ruxleben, Harald Moller, Reinhold Weber and Prof. Jochen Tschunke (individually, a "Stockholder" and together, the "Stockholders"), who are holders of Common Stock of the Company, $.01 par value (the "Common Stock").

                             W I T N E S S E T H :

          WHEREAS, Wilma 96 Vermogensverwaltungs GmbH, a wholly owned subsidiary of the Company ("ON Germany"), and the Stockholders have entered into a Stock Purchase Agreement of even date pursuant to which the Company has agreed to purchase, and the Stockholders have agreed to sell to the Company, all of the outstanding stock of csd Software GmbH ("csd") in exchange (inter alia) for an
                                                            ----- ----
aggregate of 1,315,790 shares of Common Stock of the Company, subject to adjustment as provided in the Stock Purchase Agreement (the "Purchase"); and

          WHEREAS, in order to induce the Stockholders to sell their shares in csd, the Company has agreed to grant to the Stockholders the registration rights set forth herein; and

          WHEREAS, in order to induce ON Germany to purchase the Stockholders' shares in csd, the Stockholders have agreed to certain restrictions on the transfer of a portion of the Common Stock they receive in the Purchase.

          NOW, THEREFORE, in consideration of the mutual covenants herein contained and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

          1.  Definitions. The following terms shall be used in this Agreement
              -----------
with the following respective meanings:

              "Affiliate" shall mean (i) any Person directly or indirectly
               ---------
controlling, controlled by or under common control with another Person; (ii) any Person owning or controlling ten (10%) percent or more of the outstanding voting securities of such other Person; (iii) any officer, director or partner of such Person; (iv) if such Person is an officer, director or partner, any such company for which such Person acts in such capacity; and (v) any Person's spouse, parents, siblings and descendants (whether natural or adopted) and any trust solely for the benefit of such Person and/or such Person's spouse, parents, siblings and/or descendants.

              "Commission" shall mean the Securities and Exchange Commission.
              ----------

              "Escrowed Shares" shall mean the shares of the Company's capital
               ---------------
stock held in escrow pursuant to that certain Escrow Agreement between the Company, csd and certain other parties thereto of even date.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, or any
           ------------
successor Federal statue, and the rules and regulations of the Commission (or of any other Federal agency then administering the Exchange Act) thereunder, all as the same shall be in effect at the time.

          "First Release Period" shall mean the period beginning on the date of
           --------------------
this Agreement and ending on the first anniversary date thereof; provided,
                                                                 --------
however, that if during such period any of the Stockholders (other than Reinhold
-------
Weber and Prof. Jochen Tschunke, as to whom this provision shall have no force and effect) voluntarily leaves the employ of the Company or is terminated by the Company for "cause" as such term is defined in the Employment Agreement by and between that Stockholder and the Company, then the First Release Period with respect to such Stockholder, and such Stockholder's spouse, if such spouse is also a Stockholder, shall mean the period beginning on the date of this Agreement and ending on the sixth anniversary date thereof; provided, that in the event that a final non-appealable decision of any court of competent jurisdiction determines that the Company was in breach of its obligations pursuant to such Employment Agreement, then the Second Release Period shall end on the date of such final decision.

          "NASD" shall mean the National Association of Securities Dealers, Inc.
           ----

          "Offering Shares" shall mean shares of Common Stock to be sold by any
           ---------------
party pursuant to demand registration rights granted to such party by the Company, including without limitation such demand registration rights granted pursuant to that certain Second Restated Registration Rights Agreement by and among the Company and certain of the Company's Stockholders dated June 1, 1994, as amended.

          "Person" shall mean any natural person, partnership, corporation or
          ------
other legal entity.

          "Registrable Stock" shall mean (a) all Common Stock issued to the
           -----------------
Stockholders in connection with the Purchase, and (b) any other shares of Common Stock issued in respect of such shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger or consolidation or reorganization; provided, however, that shares of Common Stock
                                 --------  -------
shall only be treated as Registrable Stock if and so long as they have not been
(i) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (ii) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect to such Common Stock are removed upon the consummation of such sale and the seller and purchaser of such Common Stock receive an opinion of counsel for the Company, which shall be in form and content reasonably satisfactory to the seller and buyer and their respective counsel, to the effect that such Common Stock in the hands of the purchaser is freely transferable without restriction or registration under the Securities Act in any public or private transaction; provided further that in no event shall
                                      -------- -------
Registrable Stock mean or include any Common Stock then constituting Restricted Stock.

          "Registration Statement" shall mean a registration statement filed by
           ----------------------
the Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8, Form S-4, or successor forms, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

          "Restricted Stock" shall mean (a) during the First Release Period, 79%
           ----------------
of the Common Stock held by each of the Stockholders (other than Reinhold Weber and Prof. Jochen Tschunke, as to whom this provision shall have no force and effect) on the date of this Agreement, together with 79% of any other shares of Common Stock issued in respect of such shares by way of a stock dividend, stock split or in connection with a combination of shares, recapitalization, merger or consolidation or reorganization; and (b) during the Second Release Period, 39% of the Common Stock held by each of the Stockholders (other than Reinhold Weber and Prof. Jochen Tschunke, as to whom this provision shall have no force and effect) on the date of this Agreement, together with 39% of any other shares of Common Stock issued in respect of such shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger or consolidation or reorganization. Notwithstanding anything to the contrary, the Restricted Stock shall not include any shares constituting Escrowed Shares.

          "Second Release Period" shall mean the period beginning on the date of
           ---------------------
this Agreement and ending on the second anniversary date thereof; provided,
                                                                  --------
however, that if during such period any of the Stockholder (other than Reinhold
-------
Weber and Prof. Jochen Tschunke, as to whom this provision shall have no force and effect) voluntarily leaves the employ of the Company or is terminated by the Company for "cause" as such term is defined in the Employment Agreement by and between that Stockholder and the Company, then the Second Release Period with respect to such Stockholder, and such Stockholder's spouse, if such spouse is also a Stockholder, shall mean the period beginning on the date of this Agreement and ending on the seventh anniversary date thereof, provided, that in the event that a final non-appealable decision of any court of competent jurisdiction determines that the Company was in breach of its obligations pursuant to such Employment Agreement, then the Second Release Period shall end on the date of such final decision.

          "Securities Act" shall mean the Securities Act of 1933, or any
           --------------
successor Federal statute, and the rules and regulations of the Commission (or of any other Federal agency then administering the Securities Act) thereunder, all as the same shall be in effect at the time.

      2.  Restrictions on Transfer of Common Stock.  Each Stockholder (other
          ----------------------------------------
than Reinhold Weber and Prof. Jochen Tschunke, as to whom this provision shall have no force and effect) severally agrees that he shall not, directly or indirectly, exchange, encumber, distribute, sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively, "transfer") any Common Stock of the Company during the period that such Common Stock constitutes Restricted Stock, or any interest therein, except for transfers of Restricted Stock pursuant to a will or the laws of intestacy upon the death of the Stockholder. This covenant against transfer applies to all attempted transfers of any record or beneficial interest in Common Stock, and the Company and its transfer agent is hereby authorized and directed to treat any such attempted transfer as null and void for all purposes. Each Stockholder (other than Reinhold Weber and Prof. Jochen Tschunke, as to whom this provision shall have no force and effect) agrees that an appropriate stock legend referencing the restrictions on transfer set forth in this Agreement shall be placed upon each certificate representing Common Stock held by the Stockholders and that appropriate stop order instructions preventing any attempted transfer shall be delivered to the Company's transfer agent. Notwithstanding anything in this Agreement to the contrary, in the event that any Stockholder is terminated by the Company without cause, all restrictions on the transfer of the Restricted Stock held by such Stockholder, as set forth in this Section 2, shall terminate and be of no further force and effect.

      3.  Demand Registrations.
          --------------------

          (a) The Stockholders holding 50% or more of then remaining Registrable Stock may jointly request the Company to register under the Securities Act on Form S-3 or any successor form thereto all, but not less than all, of the shares of Registrable Stock held by such Stockholders for sale in the manner specified in such notice; provided that the Company is a registrant then entitled to use
                -------- ----
Form S-3 or any successor form thereto to register such shares. Upon receipt of such a request by Stockholders holding 50% or more of the then remaining Registrable Stock, the Company shall within five days of the receipt thereof give notice to all Stockholders and shall, subject to the limitations of this

Section 3, use its best efforts to effect such a registration as soon as practicable and in any event to file within 75 days of such a request a registration statement under the 1933 Act covering all the Registrable Stock which the Stockholders shall in writing request to be included in such registration and to use its best efforts to have such registration statement become effective. Notwithstanding anything to the contrary contained herein, no request may be made under this Section 3(a): (i) during the period starting with the date 60 days prior to the Company's estimated date of filing of, and ending on the date six months immediately following the effective date of, any registration statement pertaining to the securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan); provided that the Company is actively employing in good
                        -------- ----
faith all reasonable efforts to cause such registration statement to become effective; and (ii) if the Company shall furnish to the Stockholder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be significantly detrimental to the Company or its shareholders, provided that any impact on the stock price that such an offer would cause will not be considered detrimental to the shareholders for a registration statement to be filed in the near future, in which event the Company's obligation to use all reasonable efforts to register, qualify or comply under this Section 3(b) shall be deferred for a period not to exceed 90 days from the date of receipt of written request from the Stockholders; provided that the Company may not utilize this right more than
              -------- ----
once in any 12-month period. The Company will use its best efforts to insure that each registration filed pursuant to this Section 3(a) remain in effect for 120 days after the effective date of such filing.

          (b) In the event that the Company is not a registrant entitled to use Form S-3 or any successor form thereto, the Stockholders holding 50% or more of then remaining Registrable Stock may jointly request the Company to register under the Securities Act of 1933 on Form S-1, Form S-2 or any similar or successor registration form thereto all, but not less than all, of the shares of Registrable Stock held by them for sale in the manner specified in such notice;

provided, that such registration shall be underwritten on a firm commitment
--------  ----
basis. Upon receipt of such a request by any Stockholders holding 50% or more of the Registrable Stock, the Company shall within five days of the receipt thereof give notice to all Stockholders and shall, subject to the limitations of this Section 3, use its best efforts to effect such a registration as soon as practicable and in any event to file within 75 days of such a request a registration statement under the 1933 Act covering all the Registrable Stock which the Stockholders shall in writing request to be included in such registration and to use its best efforts to have such registration statement become effective. The Company will use its best efforts to insure that each registration filed pursuant to this Section 3(a) remain in effect for 120 days after the effective date of such filing.

          (c) If the Stockholders request that the Registrable Stock be sold in an underwritten offering, then the Company, in consultation with the Stockholders, shall designate the managing underwriter of such offering. The Company shall be obligated to register Registrable Stock pursuant to this
Section 3 on two occasions only; provided, however, that such obligation shall
                                 --------  -------
be deemed satisfied only when a Registration Statement covering all shares of Registrable Stock specified in the notice received pursuant to Section 3(a) for sale in accordance with the method of disposition specified by the Stockholders, shall have become effective.

          (d) The Company shall be entitled to include in any registration statement referred to in this Section 3, for sale in accordance with the method of disposition specified by the Stockholders, shares of Common Stock to be sold by the Company for its own account, except as and to the extent that, in the opinion of the managing underwriter, such inclusion would adversely affect the marketing of the Registrable Stock to be sold.

      4.  Incidental Registration.  Each time the Company shall determine to
          -----------------------
file a Registration Statement in connection with the proposed offer and sale for cash of any of its securities by it or any of its security holders, the Company will give written notice of its determination to the Stockholders. Upon the written request of any or all of the Stockholders given within 30 days after the giving of any such notice by the Company, the Company will use its best efforts to cause all shares of Registrable Stock which such Stockholder(s) have requested to register to be included in such Registration Statement, all to the extent required to permit the sale or other disposition by the prospective seller of the Registrable Stock to be so registered. If the Registration Statement is to cover an underwritten distribution, the Company shall use its best efforts to cause the Registrable Stock requested for inclusion pursuant to this Section 4 to be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If, in the good faith judgment of the managing underwriter of such public offering, the inclusion of all of the Registrable Stock requested for inclusion pursuant to this Section 4 and other securities would interfere with the successful marketing of a smaller number of shares to be offered, then the number of shares of Registrable Stock and other securities to be included in the offering, except for shares to be issued by the Company in an offering initiated by the Company or Offering Shares to be sold by any other party, shall be reduced to the required level with the participation in such offering to be pro rata among the holders thereof requesting such registration, based upon the number of shares of Registrable Stock and other securities owned by such holders.

          5.  Limitations on Registration Rights.  Notwithstanding anything to
              ----------------------------------
the contrary in Sections 3 and 4 hereto, in the event that holders of "Registrable Stock," as such term is defined in that certain Second Restated Registration Rights Agreement among the Company and certain of the Company's shareholders dated June 1, 1994, as amended ("Other Registrable Stock"), elect to participate in any registration contemplated by Sections 3 or 4 hereto of this Agreement, then the number of shares of Registrable Stock shall be reduced if and to the extent necessary to permit such other shareholders to include in such registration that number of shares of Other Registrable Stock equal to one-third of the total number of Offering Shares.

          6.  Registration Procedures.  If and whenever the Company is required
              -----------------------
by the provisions of Section 3 or 4 hereof to effect the registration of shares of Registrable Stock under the Securities Act, the Company will, at its expense, undertake its best efforts as expeditiously as possible:

              (a) In accordance with the Securities Act and the rules and regulations of the Commission, prepare and file with the Commission a Registration Statement with respect to such securities and use its best efforts to cause such Registration Statement to become and remain effective until the earlier of (i) 180 days, in the event of a registration on Form S-3, or (ii) the date on which all of the securities covered by such Registration Statement have been sold, and prepare and file with the Commission such amendments to such Registration Statement and supplements to the prospectus contained therein as may be necessary to keep such Registration Statement effective and such Registration Statement and prospectus accurate and complete;

              (b) If the offering is to be underwritten in whole or in part, enter into a written underwriting agreement in form and substance reasonably satisfactory to the managing underwriter of the public offering and the Stockholders;

              (c) Furnish to the Stockholders and to the underwriters such reasonable number of copies of the Registration Statement, preliminary prospectus, final prospectus and such other documents as such underwriters and the Stockholders may reasonably request in order to facilitate the public offering of such securities;

              (d) Use its best efforts to register or qualify the securities covered by such Registration Statement under such state securities or blue sky laws of such jurisdictions (i) as shall be reasonably appropriate for the distribution of the securities covered by such Registration Statement, or (ii) as the Stockholders and the underwriters may reasonably request within 20 days following the original filing of such Registration Statement, except that the Company shall not for any purpose be required to execute a general consent to service of process, to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified, or to subject itself to taxation in such jurisdiction;

              (e) Notify the Stockholders, promptly after it shall receive notice thereof, of the date and time when such Registration Statement and each post-effective amendment thereto has become effective, or a supplement to any prospectus forming a part of such Registration Statement has been filed;

              (f) Notify the Stockholders, promptly of any request by the Commission or any state securities commission or agency for the amending or supplementing of such Registration Statement or prospectus, or for additional information;

              (g) Prepare and file with the Commission, promptly upon the request of the Stockholders, any amendments or supplements to such Registration Statement or prospectus which, in the opinion of counsel representing the Company in such registration (and which counsel is reasonably acceptable to the Stockholders), is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Registrable Stock by the Stockholders;

              (h) Prepare and promptly file with the Commission, and promptly notify the Stockholders of the filing of, such amendments or supplements to such Registration Statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event that has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

              (i) During the time period during which the Company is required, pursuant to Section 5(a), to cause a Registration Statement to be effective, in case the Stockholders or any underwriter for the Stockholders is required to deliver a prospectus at a time when the prospectus then in circulation is not in compliance with the Securities Act or the rules and regulations of the Commission, prepare promptly upon request such amendments or supplements to such Registration Statement and such prospectus as may be necessary in order for such prospectus to comply with the requirements of the Securities Act and such rules and regulations;

              (j) Advise the Stockholders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission or any state securities commission or agency suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued and if such a stop order is received, extend the term of this Agreement by the length of time that such stop order is in effect;

              (k) Not file any amendment or supplement to such Registration Statement or prospectus to which counsel for the Stockholders has reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder, after having been furnished with a copy thereof at least three business days prior to the filing thereof (which advance furnishing of copies the Company hereby agrees to);

              (l) At the request of the Stockholders (i) furnish to the Stockholders on the effective date of the Registration Statement or, if such registration includes an underwritten public offering, at the closing provided for in the underwriting agreement, an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the Stockholders, covering such matters with respect to the registration statement, the prospectus and each amendment or supplement thereto, proceedings under state and Federal securities laws, other matters relating to the Company, the securities being registered and the offer and sale of such securities as are customarily the subject of opinions of issuer's counsel provided to underwriters in underwritten public offerings, and
(ii) use its best effort to furnish to the Stockholders letters dated each such effective date and such closing date, from the independent certified public accountants of the Company, addressed to the underwriters, if any, and to the Stockholders, stating that they are independent certified public accountants within the meaning of the Securities Act and dealing with such matters as the underwriters may request, or, if the offering is not underwritten, that in the opinion of such accountants the financial statements and other financial data of the Company included in the Registration Statement or the prospectus or any amendment or supplement thereto comply in all material respects with the applicable accounting requirements of the Securities Act, and additionally covering such other financial matters, including information as to the period ending not more than five business days prior to the date of such letter with respect to the Registration Statement and prospectus, as the Stockholder may reasonably request;

              (m) Use its best efforts to ensure the obtaining of all necessary approvals from the NASD; and

              (n) Use its best efforts to cause all shares of Registrable Stock covered by the Registration Statement to be listed on each securities exchange or market, if any, on which similar securities issued by the Company are then listed.

          7.  Expenses.
              --------

              (a) With respect to each registration effected pursuant to Sections 3 or 4 hereof, all fees, costs and expenses of and incidental to such registration and the public offering in connection therewith shall be borne by the Company; provided, however, that the Stockholders shall bear their pro rata
             --------  -------
share of the underwriting discounts and selling commissions.

              (b) The fees, costs and expenses of registration to be borne as provided in paragraph (a) above, shall include, without limitation, all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, fees and disbursements of counsel for the underwriter or underwriters of such securities (if the Company and/or selling security holders are otherwise required to bear such fees and disbursements), all legal fees and disbursements and other expenses of complying with state securities to be offered are to be registered or qualified, the reasonable fees and disbursements of counsel for the Stockholders, and the premiums and other costs of policies of insurance insuring the Company against liability arising out of such public offering.

          8.  Indemnification and Contribution.
              --------------------------------

              (a) To the fullest extent permitted by law, the Company will indemnify and hold harmless each of the Stockholders, whether or not their shares have been sold in the offering, and any underwriter (as defined in the Securities Act) for the Stockholders, and any person who controls the Stockholders or such underwriter within the meaning of the Securities Act, from and against, and will reimburse the Stockholders and each such underwriter and controlling person with respect to, any and all claims, actions, demands, losses, damages, liabilities, costs and expenses to which the Stockholders or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a Registration Statement covering shares of Registrable Stock, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or arise out of any violation by the Company of any rule or regulation under the Securities Act, the Securities Exchange Act, any state securities act, any rule or regulation promulgated under such acts applicable to the Company and relating to action or inaction required of the Company in connection with such registration; provided,
                                                                       --------
however, that the Company will not be liable in any such case to the extent that
-------
any such claim, action, demand, loss, damage, liability, cost or expense is caused by an untrue statement or alleged untrue statement or omission or alleged omission so made in reliance upon information furnished by any of the Stockholders, such underwriter or such controlling person for use in the preparation thereof.

              (b) Each of the Stockholders will severally indemnify and hold harmless the Company from and against, and will reimburse the Company with respect to, any and all losses, damages, liabilities, costs or expenses to which the Company may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in a Registration Statement covering shares of Registrable Stock or any amendment or supplement thereto, or are caused by the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, in each case to the extent, but that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon information furnished by such Stockholder for use in the preparation thereof.

              (c) Promptly after receipt by a party to be indemnified pursuant to the provisions of paragraph (a) or (b) of this Section 8 (an "indemnified party") of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of paragraph (a) or (b), notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8 and shall not relieve the indemnifying party from liability under this Section 8, unless such indemnifying party is prejudiced by such omission. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of such paragraph
(a) and (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall be liable to an indemnified party for any settlement of any action or claim without the consent of the indemnifying party; no indemnifying party may unreasonably withhold its consent to any such settlement. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

              (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) one or both of the Stockholders or any controlling person of one or both of the Stockholders makes a claim for indemnification pursuant to this Section 8, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of either or both of the Stockholders or any such controlling person in circumstances for which indemnification is provided under this Section 8; then, in each such case, the Company and the Stockholders will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that either of the Stockholders is responsible for the portion represented by the percentage that the public offering price of his Registrable Stock offered by the Registration Statement bears to the public offering price of all securities offered by such Registration Statement, and the Company is responsible for the remaining portion; provided, however, that, in any such case, no person or
                   --------  -------
entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

          9.  Reporting Requirements Under Securities Exchange Act of 1934.  The
              ------------------------------------------------------------
Company shall keep effective its registration under Section 12 of the Exchange Act and shall timely file such information, documents and reports as the Commission may require or prescribe under Section 13 of the Exchange Act. The Company shall (whether or not it shall then be required to do so) timely file such information, documents and reports as the Commission may require or prescribe under Section 13 or 15(d) (whichever is applicable) of the Exchange Act. The Company shall forthwith upon request furnish to the Stockholders: (i) a written statement by the Company that it has complied with the reporting requirements of Section 13 or 15(d) of the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents filed by the Company with the Commission as the Stockholders may reasonably request in availing themselves of an exemption for the sale of Registrable Stock without registration under the Securities Act. The Company acknowledges and agrees that the purposes of the requirements contained in this
Section 9 are (a) to enable the Stockholders to comply with the current public information requirement contained in Paragraph (c) of Rule 144 under the Securities Act should any of the Stockholders ever wish to dispose of any of the securities of the Company acquired by him without registration under the Securities Act in reliance upon Rule 144 (or any other similar or successor exemptive provision), and (b) to qualify the Company for the use of Registration Statements on Form S-3. In addition, the Company shall take such other measures and file such other information, documents and reports, as shall hereafter be required by the Commission as a condition to the availability of Rule 144 under the Securities Act (or any similar or successor exemptive provision hereafter in effect) and the use of Form S-3. The Company also covenants to use its best efforts, to the extent that it is reasonably within its power to do so, to qualify for the use of Form S-3. The Company agrees to use its best efforts to facilitate and expedite transfers of Registrable Stock pursuant to Rule 144 under the Securities Act (or any similar or successor exemptive provision hereafter in effect), which efforts shall include timely notice to its transfer agent to expedite such transfers of Registrable Stock.

          10.  Stockholder Information.  The Company may require each
               -----------------------
Stockholder to furnish the Company in a timely manner such information with respect to himself and the distribution of such Registrable Stock as the Company may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith.

          11.  Specific Enforcement.  All of the parties hereto acknowledge that
               --------------------
the parties will be irreparably damaged in the event that this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants or conditions of this Agreement by any of the parties hereto, the other parties shall, in addition to all other remedies, be entitled to a temporary or permanent injunction, without showing any actual damage, or a decree for specific performance, in accordance with the provisions hereof.

          12.  Notices.  Any notices or other communications required or
               -------
permitted hereunder shall be sufficiently given if delivered personally or sent by facsimile, overnight courier, registered or certified mail, postage prepaid, addressed as follows or to such other address of which the parties may have given notice:


If to the Company:                    ON Technology Corporation
                                      One Cambridge Center
                                      Cambridge, MA 02142
                                      Attn:  Christopher A. Risley
                                      Tel: (617) 374-1400
                                      Fax: (617) 374-1433

with a copy to:                       Epstein Becker & Green, P.C.
                                      75 State Street
                                      Boston, MA 02109
                                      Attn:  Gabor Garai, Esq.
                                      Tel: (617) 342-4000
                                      Fax: (617) 342-4001

If to the Stockholders:               to the respective addresses
                                      set forth on Schedule 15.6 to
                                      the Stock Purchase Agreement.

with a copy to:                       Ropes & Gray
                                      One International Place
                                      Boston, MA  02110
                                      Attention:  David B. Walek, Esq.
                                      Tel: (617) 951-7000
                                      Fax: (617) 951-7050

Unless otherwise specified herein, such notices or other communications shall be deemed received (a) on the date delivered, if delivered personally or by facsimile; (b) one business day after being sent, if sent by overnight courier; or (c) three business days after being sent, if sent by registered or certified mail.

     13.  Governing Law.  This Agreement shall be governed by, and construed in
          -------------
accordance with, the laws of the Commonwealth of Massachusetts.

     14.  Waivers; Amendments.  No waiver of any right hereunder by either party
          -------------------
shall operate as a waiver of any other right, or of the same right with respect to any subsequent occasion for its exercise, or of any right to damages. No waiver by either party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a continuation of the same breach. All remedies provided by this Agreement are in addition to all other remedies provided by law. This Agreement may not be amended except by a writing executed by the Company and all of the Stockholders.

     15.  Miscellaneous.  All covenants and agreements in this Agreement by or
          -------------
on behalf of any of the parties hereto will bind and inure to the benefit of the respective transferees, heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto whether so expressed or not. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement represents the complete agreement of the parties with respect to the transactions contemplated hereby and supersedes all prior agreements and understandings. Headings in this Agreement are included for reference only and shall have no effect upon the construction or interpretation of any part of this Agreement.

     16.  Mergers, Etc.  The Company shall not, directly or indirectly, enter
          -------------
into any merger, consolidation or reorganization in which the Company shall not be the surviving corporation unless the proposed surviving corporation shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of the Company under this Agreement, and for that purpose references hereunder to "Registrable Stock" shall be deemed reference to the securities that the Stockholders would be entitled to receive in exchange for Registrable Stock under any such merger, consolidation or reorganization.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized signatory and the Stockholder has duly executed this Agreement, each as of the date first above recited.

                         ON TECHNOLOGY CORPORATION


                         By:  /s/ Christopher A. Risley
                            --------------------------------
                              Christopher A. Risley
                              President


                         /s/ Eugen Heiter
                         --------------------------------------
                         Eugen Heiter

                         /s/ Iska Heiter
                         --------------------------------------
                         Iska Heiter

                         /s/ Hans-Till Freiherr von Ruxleben
                         --------------------------------------
                         Hans-Till Freiherr von Ruxleben

                         /s/ Liliane Freifrau von Ruxleben
                         --------------------------------------
                         Liliane Freifrau von Ruxleben

                         /s/ Harald Moller
                         --------------------------------------
                         Harald Moller

                         /s/ Reinhold Weber
                         --------------------------------------
                         Reinhold Weber

                         /s/ Prof. Jochen Tschunke
                         --------------------------------------
                         Prof. Jochen Tschunke